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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-05873, 33-76120, 333-05959, 33-76122, 333-05957, 333-18935, 333-18883,
333-18885, 333-30841, 333-30211, 333-31901, 333-31895, 333-43757, 333-60365,
333-91995, 333-84751, 333-40914 and 333-48116 on Forms S-8 and Registration
Statement Nos. 33-94532, 333-09109, 333-50775 and 333-50777 on Forms S-3 of
Spherion Corporation (formerly Interim Services Inc.) of our report dated February 8, 2001, except for paragraph 5 of the Commitments and Contingencies footnote, as to which the date is March 7, 2001, appearing in this Annual Report on Form 10-K of Spherion Corporation for the year ended December 29, 2000.

/s/ DELOITTE & TOUCHE LLP


Fort Lauderdale, Florida
March 16, 2001